UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 28, 2011 (September 16, 2011)

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	90-0370486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Suite 3908, Shell Tower, Times Square
1 Matheson Street, Causeway Bay, Hong Kong
(Address of principal executive offices)

(852) 2833-2186
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On September 19, 2011, Network CN Inc., a Delaware corporation (the “Company”), reported the amendment of its Certificate of Incorporation with the Delaware Secretary of State to effect a 1-for-5 reverse stock split of the Company’s outstanding common stock (the “Reverse Split”).  For details regarding the Reverse Split, see the Company’s Current Report on Form 8-K filed on September 19, 2011, and the Company’s definitive information statement on Schedule 14C filed on July 15, 2011.

On September 21, 2011, the Financial Industry Regulatory Authority (FINRA) approved the Reverse Split and the Company’s common stock commenced trading on a post-split basis on September 22, 2011.  The Company’s stock is quoted on the OTCQB under the ticker symbol NWCN, but for 20 business days following the commencement of such trading, the Company’s ticker symbol will be changed to “NWCND” to signify that a reverse stock split has occurred.  After this 20-day trading period the Company’s common stock will resume trading under the symbol NWCN.

Item 7.01    Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or be otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK CN INC.

Dated: September 28, 2011	By:	/s/ Earnest Leung
Earnest Leung
Chief Executive Officer